Exhibit 99.1

      BLUE COAT ANNOUNCES PRELIMINARY RESULTS FOR FISCAL THIRD QUARTER 2005

    EXPECTS REVENUE OF $24.4 TO $24.8 MILLION AND NON-GAAP EPS OF $0.09-$0.11
                           TO EXCEED PREVIOUS GUIDANCE

            SCHEDULES THIRD QUARTER FINANCIAL RESULTS CONFERENCE CALL
                              FOR FEBRUARY 24, 2005

     SUNNYVALE, Calif., Feb. 3 /PRNewswire-FirstCall/ -- Blue Coat(TM) Systems, Inc. (Nasdaq: BCSI), a leading provider of proxy appliances, today announced preliminary results for its fiscal third quarter ended January 31, 2005.

     Based on preliminary financial data, the company expects total revenue to be between $24.4 and $24.8 million and GAAP earnings per diluted share to be between $0.06 and $0.08. Non-GAAP earnings per diluted share, which excludes the amortization of intangible assets and stock compensation expense, is expected to be between $0.09 and $0.11. On November 19, 2004 the company provided guidance for its fiscal third quarter of 3-6% sequential growth on the revenue of $21.9 million reported for the second quarter of fiscal 2005, GAAP earnings per diluted share of $0.02-$0.05, and non-GAAP earnings per diluted share of $0.04-$0.07. Third quarter results are preliminary and thus are subject to the company's management and independent auditors completing their customary quarterly closing and review procedures.

     "We are very pleased with the strength of our core proxy appliance business," said Brian NeSmith, president and CEO of Blue Coat. "Our leadership in providing visibility and control of Web-based communications, as well as protection from spyware and Web-based viruses, is driving the growing market demand for our solutions."

     NeSmith added, "Our current anticipated sequential revenue growth of 11% - 13% for Q3 compared to Q2 of fiscal 2005 also reflects the positive impact of year-end spending by customers. As such, while we remain optimistic about the long term trends we are seeing, we do not expect revenue growth in our fourth quarter of fiscal 2005 to maintain this pace."

     Blue Coat historically uses the non-GAAP financial measures of income discussed above for internal evaluation and to report results of its business. Blue Coat believes that these measures best allow its management, board of directors and investors to understand its activities and business results. The company believes that inclusion of these non-GAAP financial measures provides consistency and comparability with past reports of its financial results, as well as comparability to other companies in its industry, most of whom present similar non-GAAP financial measures to investors.

     Fiscal Third Quarter 2005 Conference Call
     Blue Coat will host its quarterly financial results conference call and Webcast on Thursday, February 24, 2005 at 2:00 p.m. Pacific Time (5:00 p.m. Eastern Time) to discuss the results of its fiscal third quarter ended January 31, 2005. Participants should dial 800-230-1059 (toll-free) or 612-332-034
(toll-call), passcode 758591. A replay of the call will be available starting February 24 at 5:00 p.m. Pacific Time (8:00 p.m. Eastern Time) ending on February 27 at midnight, and can be accessed by calling 800-475-6701 (toll-free) or 320-365-3844, passcode 758591. An audio Webcast of the call will also be available at http://www.bluecoat.com/aboutus/investor_relations .

     About Blue Coat Systems
     Blue Coat enables organizations to keep "good" employees from doing "bad" things on the Internet. Blue Coat proxy appliances provide visibility and control of Web communications to protect against risks from spyware, Web viruses, inappropriate Web surfing, instant messaging (IM), video streaming and peer-to-peer (P2P) file sharing -- while actually improving Web performance. Trusted by many of the world's largest organizations, Blue Coat has shipped more than 20,000 proxy appliances. Blue Coat is headquartered in Sunnyvale, California, and can be reached at 408-220-2200 or www.bluecoat.com.

     FORWARD LOOKING STATEMENTS: The statements contained in this press release that are not purely historical are forward-looking statements, including statements regarding Blue Coat Systems' expectations, beliefs, intentions or strategies regarding the future, and including statements regarding the anticipated results for the quarter ended January 31, 2005. All forward-looking statements included in this press release are based upon information available to Blue Coat Systems as of the date hereof, and Blue Coat Systems assumes no obligation to update any such forward-looking statements. Forward-looking statements involve risks and uncertainties, which could cause actual results to differ materially from those projected. These and other risks relating to Blue Coat Systems' business are set forth in Blue Coat Systems' most recently filed Form 10-Q for the quarter ended October 31, 2004, and other reports filed from time to time with the Securities and Exchange Commission.

NOTE: All trademarks, trade names or service marks used or mentioned herein belong to their respective owners.

SOURCE  Blue Coat Systems, Inc.
    -0-                             02/03/2005
    /CONTACT: Tony Thompson of Blue Coat Systems, Inc., +1-408-220-2305, or tony.thompson@bluecoat.com; or investors, JoAnn Horne of Market Street Partners, +1-415-445-3235, or maria@marketstreetpartners.com, for Blue Coat Systems/
    /Web site:  http://www.bluecoat.com /